Exhibit 99.1

FOMO WORLDWIDE, INC. (OTC: FOMC)

www.fomoworldwide.com

Investor Update Hour aka FOMO HOUR

March 29, 2023 5:00pm ET

FOMO CEO — Yesterday at 5:02 PM

Hello FOMO NATION. Welcome back to FOMO HOUR. We will be participating in this weekly. Unlike two years ago, FOMO management will only attend Discord for this hour, or to post a special event or notice. Any questions should be sent to IR@fomoworldwide.com and we will address them on this thread.

Management Commentary (for audio track please play JW2 -

https://www.youtube.com/watch?v=9II8wyujeAw)

YouTube Aim To Head Mix John Wick | Dark Techno / EBM / EBSM / Dark Electro Mix

FOMO’s SST subsidiary, which in 2022 was the vast majority of revenues during the year, generated roughly $8.8 million revenues up from $3.7 million in 2021 and $3.1 million in 2020. This represented YoY growth of 137% and a CAGR of 68% driven by strong K12 demand pent-up due to pandemic closures and supply chain constraints driving unprecedented backlog. Equipment sales were roughly $8.3 million (93%), and service/installation revenues were roughly $529,000 (6.9%) with shipping/other roughly $16,000 (0.1%). Reported gross profit was $1.32 million 14.9%, impacted by inventory adjustments. Excluding these write-downs/charges of $272K, gross profit was $1.59 million (18%). EBITDA excluding inventory charges, private company audit fees, one time professional fees, and interest expenses, was roughly $648,000, or 7.3%. Capital expenditures were minimal, meaning EBITDA truly approximates the operating cash flow power of the business. Adding back all items but including interest expense, SST adjusted net income was roughly $267,000.

During the year, the business benefited from our diamond reseller status with our primary vendor SMART Technologies, whose primary offering includes interactive flat panels (IFPs) commonly referred to as SMART Boards. Our average deal size increased from prior years and drove revenues to near record levels. Key wins included an order for over 250 IFPs from school district in the Pittsburgh Metropolitan area with a total $ value of $1.3 million. SST is broadening its outreach beyond K12. For example, we recently won business with a community police department, a well-known Pittsburgh correctional institution, and began gaining traction with sports franchises in the city through partners, with healthcare and pharmaceutical companies, a Big East college, and other post-secondary institutions. Evolution of order flow beyond K12 is critical to success at SST as FOMO exits 2022 and looks to the future.

On the finance and accounting front, we have enhanced our internal staff with new hires and promotions as well as engagement of new external advisors. We engaged a world class audit firm, Urish Popeck & Co., LLC which is a member of the BDO network. We are looking for further expertise in our finance department, and believe we may add significant capabilities via at least one of our M&A targets whose owner is a former public company CFO and CPA. Barring that fit, we are looking to interview candidates for in house CFO shortly.

We recently met with our primary vendor SMART, and they were enthusiastic about our vision to add online training, content, learning management systems, and compliance to our mix. They agreed with SST, that as far as EdTech products and services go, that is the area of greatest opportunity and greatest upside and margin. We now have a substantial M&A funnel that can let FOMO finally breakaway and achieve scope and scale necessary to be a public company in today’s highly complex regulatory landscape and volatile financial market. We look forward to telling you more about our plans on this FOMO HOUR session, answering your questions about our business, and keeping you informed during the coming weeks and months on a regular basis. FOMO WORLDWIDE, INC. is now back as they say, and open for our new chapter of business.

Questions sent to investor relations:

Do we have any other deals in the pipeline?

We currently have 5 letters of intent (LOIs) signed that have bankers engaged on one or both sides of the transactions:

1. Learning management system (LMS) provider in UK, 700K sterling revenues 300K sterling EBITDA 50% growth, can accelerate with salespeople, $675 million qualified lead list on G2.com (15,000 learning and development manager (L&D) leads x $15K annual average revenue per customer x 3 year contracts with auto-renew,

a. management has flown to Europe to due diligence the target, counsel is being interviewed and data room and paperwork is well underway; base case and upside case models prepared showing $9-15 million revenues in 2025 on realistic assumptions.

2. Enterprise content provider in NE, $750K revenues $50K EBITDA, can 2x-3x-MORE w/salespeople and LMS deal above,

a. Management has traveled with bankers to HQ to diligence target and target has met SST at the PETE&C show and prepared base case and update case models; peak revenues of $2.4 million achievable in 2-3 years with upside from cross-sell to LMS (above).

3. Training and compliance provider in Midwest, $400K revenues $20K EBITDA, can 2x-3x-4x by adding new markets from Midwest to PA FL CA deep south and new verticals; base cash and upside case models prepared, core offering can be replicated, cross-sell to LMS (above).

4. Modular construction provider in S Florida, $10MM revenues $1MM EBITDA, can 2x moving into N Florida and more if enters leasing (10-20 year contracts with K12 police fire municipalities).

5. Signage provider in S Florida, $5MM revenues can 2x-4x with M&A, strong backlog from hurricanes.

6. EdTech provider in LA similar to SST targeting K12 and hospitals, $25MM revenues EBITDA+ family owned, LOI being sent this week.

Further comments: Today we agreed to purchase a $5 million revenue manufacturer and installation company for analog and digital signs in SW FL. We will be making an offer on a $20-25 million revenue EBITDA+ EdTech company similar to SMARTSolution Technologies, based in LA serving LA County and Orange County Schools and major healthcare facility operators such as Kaiser Permanente. Our investment bankers at Elmcore have a proprietary training/content deal list of over 50-60 targets with $30-50 million in revenues in K12, after school, tutoring, enterprise, college/university, other. We also have a long list of ideas in LPR, security and access control, HVAC and electrical contractors, and clean tech including clean air, mold remediation, other.

Do you have a timeframe on when the M&A’s will close?

The current LOIs must get to definitive agreements in 1-2 months and then closing can take 2-4 weeks thereafter maybe quicker. We will start with the smaller size companies first, as the LMS and enterprise content companies do not need to be audited based on their scale and size versus our revenues. The modular construction, signage and EdTech deals will take longer. We do not want to buy companies and then have this same issue again (late audit, delisting). That said, if we can get at least halfway there and know the books are in order and get a quality of earnings report, we can close before a full audit is complete (due T+75 days).

What commitment can we get in regard to on time filings moving forward?

Our public company auditors and our staff and consultants should be much quicker on reporting going forward for SST CST and FOMO. We basically had and still have 6 audits going on at the same time or within the same 6 month window – SST LP and Inc private, FOMO 1Q 2Q restates, 3Q fresh, 2022 full year audit, and SST LP and Inc. valuation. Because of the misstatements, we were held to almost audit standards for our unaudited filings and have had to respond and are responding to hundreds of sample requests and confirmations. Adding acquisitions will add to complexity. We are talking to additional auditors for private company work and assistance to stay ahead of this curve.

FOMO CEO — Yesterday at 5:09 PM

Given that investor sentiment is at an all-time low given the prolonged expert market status, what is your plan, besides releasing 8ks and such, to reset investor expectations and sentiment?

Regular FOMO HOUR, investor meetings, circulate investor deck updated monthly, create a 2-page exec summary also for circulation, perform or attend Internet presentations and conferences, delivering real results and closing transactions. I do not expect the world to immediately give us a hall pass for the difficult 2022. Main thing is do what we should have done for the past few years. Hit the road and meet and find investors, get on Reddit and other social hubs, host idea dinners and shareholder meetings. I understand our existing shareholders are exhausted by FOMO drama and the overall market volatility.

Brief summary of all FOMO related businesses revenue for 2022?

99% SST 1% EIC/CST, SST revenues up 125%-150% YoY pro forma, deal sizes increased from prior year as supply chain opened up and demand soared due to stimulus, mix between dropship orders to customers that do their own installations and SST enabled installation changes from 30%-70% depending on the quarter. We have been increasing our rates for installation, are adding warranty charges of 1% to cover expenses, seeking price discounts and rebates from vendors, requiring deposits on orders to mitigate borrowings to finance K12 orders.

Do you have funding lined up for the LOI’s you referenced recently?

Given we are just getting current and finishing our audit for FY2022, we have not performed broad outreach for capital. However, if you read the letters of intent signed thus far (5), they all include seller notes and in typically include restricted preferred stock convertible into common stock and all include an earn-out. So, seller financing is part of the strategy. We are not interested in cashing sellers out for any reason without a 1-2 year transition period with employment contracts and “skin in the game”. As for cash portions of the transactions, we spent the past two days here at our HQ with our ABL credit line provider Thermo Communications Fund, which is currently at a $1.5MM cap, to discuss extending their financing to some or all of the target. We have spoken to over 100 non-bank lenders and groups regarding junior financing. We have not spoken to any equity or equity linked investors about financing given we just got SEC current and the share price frankly is too low to obtain capital. We expect the stock to recover as people realize we are still standing after a difficult year.

Can you comment on acquisitions of 2020-2021 that were not completed and why?

We did not complete a series of acquisitions in smart lighting, clean air, robotic disinfection, and engineering for a few reasons. One target simply changed their mind and wanted to stay private and returned their deposit shares but remained a partner and friend of the company. Another target misrepresented their numbers and the numbers of their affiliates that in one case were almost negligible and in another case down significantly from their guidance. They would not renegotiate transaction, sold stock possibly in violation of insider trading rules while under definitive agreement, and threatened to sue us so we terminated the transaction in the best interests of shareholders. A fourth target claimed no sales generated under a JV, misrepresented their numbers, and confused our investors so we terminate the transactions and then they literally stole our company name even while legally insiders and 10-99 contractors of FOMO at the time. Those who committed bad acts have been or may be pursued in civil actions and possibly face regulatory or other enforcement. The reputational damage done to this company and me personally is incalculable. Everything management has done has been in the best interests of shareholders as our fiduciary duty. We will have nothing further to say on this matter as guided by counsel.

Conclusion

For FOMO WORLDWIDE, INC., 2022 was a perfect storm of accounting cleanup, difficult M&A integration, global unrest and war, supply chain disruption, record inflection, rising interest rates and a volatile capital market. We’ve made it through the rough waters and are ready for a new era which we anticipate will include growth into new markets organically and through M&A, diversification, better access to capital, and a higher valuation for shareholders. I want to thank all investors for their patience through this difficult process. I’d also like to thank our employees, service providers, and customers for their support. And now I will take questions.

incredibob — Yesterday at 5:16 PM

Great comments Vik! Looking forward to FOMC’s future!

Zach1989 — Yesterday at 5:17 PM

Thank you for giving us all this information and details to go with it.

FOMO CEO — Yesterday at 5:18 PM

ok well with no questions I will add a couple things.

On the LMS enterprise content deals, think of the LMS as the Netflix and the content creation companies as the Paramount Studios. Also they have a compliance segment that is untapped and can apply to K12.

The pure play large comp is $DCBO $1.5BN valuation 10x sales, but this trio would have a competitive advantage with the bundle.

BioTeach — Yesterday at 5:20 PM

Does SMART still operate in Canada?

FOMO CEO — Yesterday at 5:21 PM

The modular construction company serves 100% K12 police fire municipalities, logical cross sale of AV solutions brings is huge Florida market and cross sell of signage deal.

The signage deal is a low voltage contractor with national affiliates that can support AV and cleantech

Dominic — Yesterday at 5:21 PM

Hi Vik When do you think we are going to be able to buy FOMO can

FOMO CEO — Yesterday at 5:21 PM

They are based in Calgary owned by Foxconn in Asia

FOMO CEO — Yesterday at 5:22 PM

Trial is still papered with beverage company in Milwaukee and I am speaking with other partners this week. Commercial proof of product due to USPTO by 05-23 but we could file for an extension.

Dominic — Yesterday at 5:23 PM

BioTeach — Yesterday at 5:23 PM

When are you coming to Calgary? Need to have a beer if this continues to grow.

FOMO CEO — Yesterday at 5:24 PM

No plans but will advise. I no longer drink alcohol but when we get the FOMO CAN done we can toast one together.

davmit — Yesterday at 5:26 PM

A dry Vik? Well done!! (Never seen The Wick drink either). Coincidence?

Ant — Yesterday at 5:27 PM

How are funding sources given current climate Vik?

FOMO CEO — Yesterday at 5:28 PM

It’s a tough market I tried to reply above. I am now calling my network from Wall Street including hedge funds and ultra high network but believe going big is the only way out. A well known middle market investment bank in NYC near Grand Central is taking a meeting, I know the CEO and head of investment banking. They have 2000 brokers and can take us where we need to go.

Ant — Yesterday at 5:29 PM

That’s great news!

All some of us have is our share count and we want to keep that! No Reverse Split davmit — Yesterday at 5:30 PM

Big is good

Need to publicly present your strategies and work on investment boards and socials

FOMO CEO — Yesterday at 5:30 PM

I am very busy on these deals and cleaning up the company as are our limited staff. It’s going to happen. The deals are legit and there are real synergies. We will use this forum for now.

I have invited shareholders to annual meetings since 2019. With the exception of one man in Philadelphia, no one has participated. We will do one again soon here in Pittsburgh and you can all see in person what we have going on. And a Pirates game maybe too.

davmit — Yesterday at 5:32 PM

Appreciate you being here and your hard work Vik!

I’m excited for the first time in months

Ant — Yesterday at 5:36 PM

We are profitable and in acquisition mode and reducing share count…

Fair value for enterprise?

More than the 3.2 million today

FOMO CEO — Yesterday at 5:37 PM

I want to be clear on above comments. Those numbers are for SST standalone and do not include public company expenses. However, operationally the company did well excluding items.

And it did this despite all the internal and external issues and with no access to the capital markets.

BioTeach — Yesterday at 5:38 PM

Can you comment more on the overall share count? Different sources different numbers? When is the reduction? No reverse split…correct?

FOMO CEO — Yesterday at 5:39 PM

The exact common shares are listed on all the Form 10-Q’s Friday but sure.

Ant — Yesterday at 5:41 PM

Chatgpt functionality for our cannabis site?

FOMO CEO — Yesterday at 5:42 PM

it will be added to $HMLA’s 100% owned Kanab.Club

$FOMC owns 33%

Dominic — Yesterday at 5:43 PM

What about HMLA prediction?

FOMO CEO — Yesterday at 5:43 PM

We will soon develop and buy components to a short form video app called GOCCHA and target the TIK TOK situation with 1BN users possibly up for grabs

Just took goccha.fun .net .online and other

we will likely copy the KC code and launch a goccha.net social network this will be done within $HMLA

davmit — Yesterday at 5:45 PM

This is cool

Dominic — Yesterday at 5:50 PM

What going on with Agrarian Group?

FOMO CEO — Yesterday at 5:51 PM

The Agrarian Group transaction is being canceled under mutual agreement and the shares are being returned to $HMLA

Dominic — Yesterday at 5:51 PM

Ok thanks

davmit — Yesterday at 5:53 PM

No harm no foul

Hotdogworld — Yesterday at 5:54 PM

Will the best way to stay updated be on twitter?

Ant — Yesterday at 5:54 PM

What will tomorrows press release detail?

FOMO CEO — Yesterday at 5:54 PM

yes Twitter FOMO_CORP HMLATECH and VIKPGROVER

We will 8K this session and you will have to wait and see. Some of the old FOMO will come back. PR can come at any moment.

Dominic — Yesterday at 5:56 PM

Inside growing culture is the future are you looking on other major company ?

Hotdogworld — Yesterday at 5:56 PM

What will happen to outstanding shares that are being returned? Also good to have you back Vik

FOMO CEO — Yesterday at 5:56 PM

is this aquaponics?

if so, we are in discussions with a tech company in that space based in PA that has K12 installations, in fact one at one of our customers was $1.3 million alone.

we want to partner with them for now maybe invest

FOMO CEO — Yesterday at 5:58 PM

these shares are being canceled, not returned, so they will not be in Treasury, a nuance but important for book purposes and valuation etc.

Hotdogworld — Yesterday at 5:58 PM

Exactly why I asked. Thank you

FOMO CEO — Yesterday at 6:00 PM

So in closing, $FOMC is back, $HMLA is also open for business, you’ll have to do a SUM OF THE PARTS (SOTP) valuation on our company to really value it. Existing subsidiaries, minority investments like $HMLA, brand name opportunity in FOMO CAN, even net operating losses (NOLs) of $25 million. I believe you will come up with a good number above a few hundredths of a penny today then whatever the acquisitions brings you will have to see for yourself.

Thank you all good night.

kdbasalone — Yesterday at 6:01 PM

thank you

Dominic — Yesterday at 6:01 PM

thank you

Quest — Yesterday at 6:01 PM

Thank you Vik for all this information! Glad to have you back!

@everyone Hope everyone have a fantastic night! Glad to see those who participated today. That concludes FOMO HOUR. Thank you and have a blessed week!